                                                                   Exhibit 10.26

                                    AGREEMENT

         This Agreement ("Agreement"), dated as of NOVEMBER ___, 1996 is by and among OAKTREE CAPITAL MANAGEMENT, LLC, a California limited liability company, as general partner or investment manager (in such capacity, "Oaktree") on behalf of the funds listed on Annex I under the heading "Oaktree Funds" (collectively, the "Oaktree Funds"), DDJ OVERSEAS CORP., a Cayman Islands company ("Overseas"), THE COPERNICUS FUND, L.P., a Delaware limited partnership ("Copernicus" and, collectively with Overseas, the "DDJ Funds"), BELMONT FUND, L.P., a Bermuda limited partnership ("Belmont I"), BELMONT CAPITAL PARTNERS, II, L.P., a Delaware limited partnership ("Belmont II" and, collectively with Belmont I, the "Fidelity Funds" and, collectively with the Oaktree Funds and the DDJ Funds, the "Funds"), and CERBERUS PARTNERS, L.P. ("Cerberus") (Oaktree, the DDJ Funds, the Fidelity Funds, and Cerberus hereinafter collectively referred to as the "Senior Lenders"), and NU-TECH BIO-MED, INC., a Delaware corporation ("Nu-Tech" and, collectively with the Senior Lenders, the "Parties").

                                 R E C I T A L S

         1. The Senior Lenders currently hold all (a) senior secured notes (the "Bank Debt") of Physician's Clinical Laboratory, Inc. (the "Company"), issued pursuant to the Credit Agreement dated as of April 1, 1994, as amended, among the Company, as borrower, OCM Administrative Services, L.L.C. (as assignee of Wells Fargo Bank, N.A.), as agent, and the financial institutions party thereto and (b) certain subordinated indebtedness of the Company.

         2. The Senior Lenders and Nu-Tech contemplate a restructuring of the Company pursuant to which, among other things, (a) the Senior Lenders will assign to Nu-Tech and Nu-Tech will purchase from the Senior Lenders participation in certain of the Bank Debt, on a pro rata basis, subject to the terms and conditions of this Agreement, and (b) Senior Lenders will make certain loans to the Company.

         NOW THEREFORE, for good and valuable consideration, the sufficiency and delivery of which are hereby acknowledged, the Parties hereby agree as follows:

         SECTION 1. BOARD APPROVAL OF DIP TERM SHEET. Each of the Parties shall use its best efforts with respect to obtaining the approval and execution by the Board of Directors of the Company of the "Summary of Terms of Restructuring of Physician's Clinical Laboratory, Inc." attached hereto as Exhibit A or a term sheet containing substantially similar terms and conditions, acceptable to all of the Parties (the "Term Sheet").

         SECTION 2. PARTICIPATION IN BANK DEBT. Upon approval and execution by the Board of Directors of the Company of the Term Sheet described in Section 1, Nu-Tech shall purchase an undivided participation in the Bank Debt from the Senior Lenders, pro rata to the percentage holdings of such Bank Debt by each of the Senior Lenders, for $10,000,000, pursuant to the terms and conditions of the Participation Agreement attached hereto as Exhibit B. Nu-Tech hereby acknowledges and agrees that the foregoing obligation shall be binding, irrespective of the failure of any other conditions contained herein or in the DIP Term Sheet to be satisfied, including, without limitation, the failure of the Company to file a bankruptcy petition, appoint Marvin Feigenbaum as its chief executive or crisis manager, consummate a debtor in possession financing arrangement (as described in the Term Sheet AND PARAGRAPH 3, BELOW, the "DIP Financing"), consummate the plan of reorganization (such plan as described in the Term Sheet the "Plan") or provide for the "Plan Treatment", all described in the DIP Term Sheet. In the event the DIP Financing is not approved or the Plan are not consummated, Nu-Tech's sole interest in the Company arising under this Agreement shall be as a participant in the Bank Debt purchased from the Senior Lenders pursuant to this Section 2.

         SECTION 3. DIP FINANCING. As more particularly set forth in the DIP Term Sheet and subject to Section 5 below, the Senior Lenders will provide to the Company a debtor in possession secured credit facility in an amount up to $10,000,000, the proceeds of which shall be used (a) for administrative costs incurred by the Company in connection with the bankruptcy (including legal, accounting and investment banking fees), (b) for working capital needs of the Company during the bankruptcy and (c) to fund the Plan. The Parties shall use their best efforts to obtain court approval of the DIP Financing as soon as practicable after the Company files its chapter 11 bankruptcy petition.

         SECTION 4. BREAK-UP/OVERBID PROTECTIONS. The Parties agree to support the Break-up/Overbid Protections (more fully described in the DIP Term Sheet) and agree to use their best efforts to obtain Bankruptcy Court approval for the Break-Up/Overbid Protections, as contemplated by the DIP Term Sheet.

         SECTION 5. PLAN OF REORGANIZATION. The Parties shall use their best efforts to obtain confirmation of the Plan as soon as reasonably practicable. Additionally, the Parties agree to vote all of their claims against the Company (including, without limitation, claims relating to the Bank Debt and the Subordinated Indebtedness) in favor of the Plan. As more particularly set forth in the DIP Term Sheet and subject to Section 5, the Plan shall provide for the following to occur on the effective date of the Plan (the "Effective Date"):

                  a. The capitalization of the reorganized Company (the "Reorganized Company") shall be as follows:

                           i. Nu-Tech shall hold 51% of the fully diluted common shares of Reorganized Company (the "Shares") by (a) exchanging its holding of Existing Senior Debt in the principle amount of $13.333 million for 34% of the Shares and
                                    (b) purchasing 17% of the Shares for the sum of Five Million Dollars ($5,000,000) as of the Effective Date;

                           ii. The Senior Lenders shall receive 49% of the Shares, unless the Voting Condition (as defined in the DIP Term Sheet) is satisfied, in which event the Senior Lenders shall receive 37% of the Shares;

                           iii. If, but only if the Voting Condition is satisfied, the holders of the Subordinated Indebtedness shall receive 9% of the Shares;

                           iv. If, but only if the Voting Condition is satisfied, the holders of existing equity interests in PCL shall receive 3% of the Shares and the Warrants (as defined in the DIP Term Sheet);

                           v. The Senior Lenders shall receive the $55,000,000 of "New Senior Debt" issued by the Reorganized Company, which shall contain the terms and conditions set forth in the DIP Term Sheet and other terms and conditions agreeable to all of the Parties;

                           vi. All amounts owed under the DIP Facility shall be forgiven and any unfunded portion of the DIP Facility shall be contributed by the Senior Lenders to the Reorganized Company as a capital contribution;

                           vii. The Reorganized Company shall have no other indebtedness, equity interest or claims against its equity interest, other than the working capital facility referenced in the DIP Term Sheet and outstanding trade debt incurred in the ordinary course of business.

                  b. The Plan or separate agreement of the Parties shall provide for the following:

                           i. Reorganized Company's Board of Directors will consist of five (5) directors, three of whom shall be appointed by Nu-Tech (INCLUDING THE CHAIRMAN OF THE BOARD) and the remaining two (the "Lender Director(s)") of whom shall be appointed by the Senior Lenders. The SENIOR LENDERS SHALL BE ENTITLED TO APPOINT TWO DIRECTORS TO THE REORGANIZED COMPANY'S BOARD OF DIRECTORS UNLESS AND UNTIL THEY, IN THE AGGREGATE, OWN LESS THAN TWENTY PERCENT (20%) OF THE SHARES OF THE Reorganized Company , IN WHICH EVENT, THE SENIOR LENDERS SHALL ONLY BE ENTITLED TO APPOINT SUCH DIRECTORS, IF ANY, WHICH THEY WOULD BE ENTITLED TO APPOINT UNDER THE CUMULATIVE VOTING PROVISIONS OF DELAWARE LAW.

                           ii.      The organizational documents of the
                                    Reorganized Company shall provide that the Reorganized Company's Board of Directors will not undertake the following activities without approval of at least one Lender
                                    Director: (a) merger & acquisition; (b)
                                    assuming non-ordinary course obligations in excess of $1 million; (c) making capital expenditures in excess of $1 million; and
                                    (d) modifying, extending or renewing the employment agreement referenced in subparagraph iii, below. The foregoing LIMITATION ON THE ACTIONS OF THE REORGANIZED COMPANY'S BOARD OF DIRECTORS shall cease to be effective in the event the Senior Lenders in the aggregate own less than 20% of the Shares of Reorganized Company; and

                           iii. J. Marvin Feigenbaum shall be appointed as the President and Chief Executive Officer of Reorganized Company for a term of three (3) years and shall be paid an initial salary of $104,000 per annum, and stock options at THE market value OF

                                    PCL AS OF THE PETITION DATE AND IN AN AMOUNT to be negotiated with the Board of Directors.

         SECTION 6. CONFIDENTIALITY. Each of the Parties agrees to respect the confidential information disclosed in the negotiation and performance of this Agreement and the DIP Term Sheet, including any information labeled or otherwise indicated as being confidential or proprietary by the disclosing party, except disclosures (a) which may be compelled by legal process, by an order, judgment or decree of a court or other governmental authority of competent jurisdiction,
(b) to its own employees, attorneys, accountants or representatives or (c) which may be required by any applicable federal, state or other regulatory requirement including disclosures required by Bankruptcy Code Section 1125 AND DISCLOSURES REQUIRED TO BE MADE BY NU-TECH IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS.

         SECTION 7. TERMINATION. The obligation of the Parties under Section 5 shall be binding on each of the Parties until the earliest of THE EFFECTIVE DATE OR THE FIRST ANNIVERSARY OF THE PETITION DATE.

         SECTION 8. LIMITATIONS ON LIABILITY. Nu-Tech hereby acknowledges and agrees that in no event shall any of the partners, officers, directors, members, fiduciaries, shareholders, employees, agents, affiliates or investment managers (collectively "Representatives") of any of Oaktree, the DDJ Funds or the Fidelity Funds have any obligation or liability to Nu-Tech for any action taken or omitted by or on behalf of any of the Funds or in connection herewith (such obligation and liability being the sole responsibility of such Funds). Nu-Tech further acknowledges and agrees that (a) all obligations and liabilities of each Fund under this Agreement or in connection herewith are enforceable solely against such Fund and its assets and not against the assets of Oaktree, the DDJ Funds' affiliates, the Fidelity Funds' affiliates, any other Fund or any Representatives of Oaktree, the DDJ Funds or the Fidelity Funds, and (b) the obligations and liabilities of each Fund shall be several in the proportions set forth on Annex I and not joint and several.

         SECTION 9. REPRESENTATIONS AND WARRANTIES. Each Party hereby represents and warrants as follows:

                  a. Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated herein.

                  b. The execution, delivery and performance of this Agreement and all other instruments and documents executed and delivered by such Party in connection herewith have been duly authorized by all necessary proceedings.

                  c. No authorizations, consents or approvals from, or notifications to, any court or any governmental agency having jurisdiction over such Party or any other person or entity are or will be necessary to the valid execution, delivery or performance by such Party of this Agreement.

                  d. This Agreement constitutes the legal, valid and binding obligation of such Party except as may be limited by bankruptcy, reorganization, receivership, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         SECTION 10. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Annexes and Exhibits hereto, sets forth the entire agreement between the Parties and supersedes all prior communications and understandings of any nature and may not be supplemented or altered orally. Any amendments hereto shall be in writing and signed by each party.

         SECTION 11. NOTICES. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission or by express mail, shall be deemed given when sent to the designated address set forth in Annex II (or such other address as the Parties may designate from time to time to the other Parties).

         SECTION 12. FURTHER ASSURANCES. Each Party shall execute and deliver all further documents or instruments reasonably requested by the other Parties in order to effect the intent of this Agreement and obtain the full benefit of this Agreement.

         SECTION 13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on, and inure to the benefit of, the Parties and their successors and assigns.

         SECTION 14. SUBMISSION TO JURISDICTION. The Parties agree that any legal action or proceeding arising out of or relating to this Agreement may be brought in the courts of the State of California, the courts of the United States of America located in the City of Los Angeles, or in any other court having jurisdiction with respect thereto, and the Parties irrevocably consent to service of process in any said action or proceeding in any of such courts by the mailing of copies thereof, postage prepaid, to such Party at such Party's address set forth in Annex II, such service to become effective 10 days after such mailing.

         SECTION 15. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ITS RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 16. SEVERABILITY. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         SECTION 17. AUTHORITY. Oaktree represents and warrants to Nu-Tech that it has full power and authority to execute and deliver this Agreement for and on behalf of the Oaktree Funds. Oaktree is authorized to act on behalf of its respective Funds in connection with the matters contemplated hereby.

         SECTION 18. COUNTERPARTS. This Agreement may be executed in one or more counterparts each signed by one or more of the parties to this Agreement, and such counterparts shall together constitute one agreement.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                               NU-TECH BIO-MED, INC.

                               By_________________________________

                                  Its_____________________________

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                  OAKTREE CAPITAL MANAGEMENT,
                                  LLC, as general partner or
                                  investment manager on
                                  behalf of the funds listed
                                  on Annex I hereto under
                                  "Oaktree Funds"

                                  By_________________________________

                                     Its_____________________________

                                  By_________________________________

                                     Its______________________________

                                  DDJ OVERSEAS CORP.

                                  By_________________________________
                                    Judy K. Mencher
                                    Its Vice President

                                  THE COPERNICUS FUND, L.P.

                                  By DDJ Copernicus, LLC, its General Partner

                                  By_________________________________

                                     Its_____________________________

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                  BELMONT FUND, L.P.

                                  By [_______________], its General Partner

                                  By_________________________________

                                     Its______________________________

                                  BELMONT CAPITAL PARTNERS, II, L.P.,

                                  By [_______________], its General Partner

                                  By_________________________________

                                     Its______________________________

                                  CERBERUS PARTNERS, L.P.

                                  By_________________________________

                                  By_________________________________

                                    Its______________________________

                                                                         Annex I

                                  Oaktree Funds

Entity                                             Percentage
OCM Opportunities Fund, L.P.                              96%

Columbia/HCA Master Retirement Trust                       4%
 (Separate Account)                                      ---

                                                         100%

                                       DDJ

Funds

The Copernicus Fund, L.P.

DDJ Overseas Corp.

                                 Fidelity Funds

Belmont Fund, L.P.

Belmont Capital Partners II, L.P.

                                                                        Annex II

Oaktree:

Oaktree Capital Management, LLC
550 South Hope Street, 22nd Floor
Los Angeles, California 90071

Attention:                 Kenneth L. Liang, Esq.
                           Telephone: (213) 694-1522
                           Fax: (213) 694-1599

                           Matthew S. Barrett
                           Telephone: (213) 694-1507
                           Fax: (213) 694-1592

DDJ Funds:

c/o DDJ Capital Management, LLC
141 Linden Street, Suite 4
Wellesley, Massachusetts 02181

Attention:                 Judy K. Mencher
                           Telephone: (617) 283-8500
                           Fax: (617) 283-5555

Fidelity Funds:

c/o Fidelity Management & Research Company
82 Devonshire Street - E20E
Boston, Massachusetts 02109

Attention:                 Wendy Schnipper Clayton, Esq.
                           Telephone: (617) 563-0505
                           Fax: (617) 476-7774

Cerberus Partners, L.P.:

950 Third Avenue
20th Floor
New York, NY  10019

Attention:                 Robert Davenport, Esq.
                           Telephone:  (212) 421-2600
                           Fax: (212) 421-2947

Nu-Tech:

Nu-Tech Bio-Med, Inc.
500 Fifth Avenue, Suite 2424
New York, New York  10110

Attention:                 J. Marvin Feigenbaum
                           Telephone: (212) 391-2424
                           Fax: (212) 391-2864

                                                                       Exhibit A

                                 DIP TERM SHEET

                                [To be attached]

                                                                       Exhibit B

                             PARTICIPATION AGREEMENT

                                [To be attached]